EX-23.1           CONSENT OF INDEPENDENT ACCOUNTANTS




                         Consent of Independent Auditors



We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2, to be filed by Universal Media Holdings, Inc. of our Auditors' Opinion dated February 13, 2001, accompanying the financial statements of Universal Media Holdings, Inc. as of September 31, 2000 and 1999, and to the use of our name under the caption "Experts" in the Prospectus.


/s/ Aaron Stein, CPA
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Certified Public Accountants
Ceaderhurst, New York
July 19, 2001